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Exhibit 99.2

        FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

FOR EXCHANGE OFFER FOR
$445,172,000 6.75% senior notes due 2022
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.75% senior notes due 2022
$400,000,000 6.375% senior notes due 2024
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.375% senior notes due 2024

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [        ], 2016 (THE "EXPIRATION DATE") UNLESS EXTENDED.

        Registered holders of (i) outstanding 6.75% senior notes due 2022 (the "2022 Old Notes") who wish to tender their 2022 Old Notes in exchange for a like principal amount of new 6.75% senior notes due 2022 (the "2022 Exchange Notes") and (ii) outstanding 6.375% senior notes due 2024 (the "2024 Old Notes" and, together with the 2022 Old Notes, the "Old Notes") who wish to tender their 2024 Old Notes in exchange for a like principal amount of new 6.375% senior notes due 2024 (the "2024 Exchange Notes" and, together with the 2022 Exchange Notes, the "Exchange Notes"), and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the letter of transmittal (the "Letter of Transmittal") or any other required documents to Computershare Trust Company, N.A. (the "Exchange Agent") prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer on a timely basis, may use this Notice of Guaranteed Delivery.

        This Notice of Guaranteed Delivery may be delivered by hand or sent to the Exchange Agent by facsimile transmission, mailed or hand delivery. See "Exchange offer—Guaranteed delivery procedures" in the Prospectus (as defined below).

The Exchange Agent is:
COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Facsimile (for Eligible Institutions Only):
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. Facsimile: (617) 360-6810
By Registered, Certified or Express Mail Or by Overnight Courier:	Confirm By Telephone: (781) 575-2332
Computershare c/o Voluntary Corporate Actions, Suite V 250 Royall Street Canton, MA 02021	(This number is ONLY for confirmation of a fax; for information about the exchange offer, please contact Georgeson LLC, the information agent for the exchange offer, at 866-647-8872)

VOLUNTARY CORPORATE ACTION COY: MTCG

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

        To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Exchange Agent at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the Expiration Deadline. Do not send your voluntary exchange materials to the Company or the Information Agent. Notice of Guaranteed Delivery for physical share presentation by broker must be FAXED to the Exchange Agent before it is covered.

VOLUNTARY CORPORATE ACTION COY: MTCG

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the prospectus dated [          ], 2016 of Match Group, Inc. (as the same may be amended or supplemented from time to time, the "Prospectus"), receipt of which is hereby acknowledged.

DESCRIPTION OF OLD NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Old Notes (please print)	Certificate number(s) of Old Notes tendered (or account number at book-entry facility)	Principal amount of Old Notes tendered

Form of Notice of Guaranteed Delivery

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

VOLUNTARY CORPORATE ACTION COY: MTCG

 THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth on the reverse hereof, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three Nasdaq Stock Market trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)
Address:	Title:

Name:

(Zip Code)	(Please type or print)
Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

        To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Exchange Agent at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the Expiration Deadline. Do not send your voluntary exchange materials to the Company or the Information Agent. Notice of Guaranteed Delivery for physical share presentation by broker must be FAXED to the Exchange Agent before it is covered.

VOLUNTARY CORPORATE ACTION COY: MTCG

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  Exhibit 99.2
SIGN HERE
THE FOLLOWING GUARANTEE MUST BE COMPLETED GUARANTEE OF DELIVERY (Not to be used for signature guarantee)